Exhibit 99.1

EXECUTION VERSION

First Amendment to Forbearance Agreement

This amendment, dated as of December 28, 2017 (the “Amendment”) to that certain Forbearance Agreement dated as of September 12, 2017 (the “Forbearance Agreement”), is executed by and among (i) Wilmington Trust Company, solely in its capacity as trust administrator and trustee (the “GUC Trust Administrator”) of the Motors Liquidation Company GUC Trust, and (ii) General Motors LLC (“New GM”) in accordance with Section 4.1(a)(iii) of the Forbearance Agreement. All capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Forbearance Agreement.

W I T N E S S E T H

WHEREAS, pursuant to Section 4.1(a)(iii) of the Forbearance Agreement, the Forbearance Agreement shall automatically terminate at 5:00 p.m. (Eastern time) on December 29, 2017 (the “Outside Date”) if the Approval Order has not been entered by the Outside Date; and

WHEREAS, pursuant to Section 4.1(a)(iii) of the Forbearance Agreement, the Outside Date may be extended by the written agreement of the Parties; and

WHEREAS, the GUC Trust Administrator and New GM have each determined that extending the Outside Date is in the best interests of each of the Parties; and

WHEREAS, this Amendment shall become effective upon execution by the appropriate signatories to this Amendment.

NOW, THEREFORE, in accordance with Section 4.1(a)(iii) of the Forbearance Agreement, the Forbearance Agreement is hereby amended as follows:

1.	Section 4.1(a)(iii) shall be amended to replace the words “December 29, 2017” with the words “February 28, 2018”.

Except as expressly amended hereby, the Forbearance Agreement shall remain unmodified and in full force and effect.

[Signature Pages Follow]

IN WITNESS WHEREOF, the Parties hereto have signed this Amendment as of the day and year first written above.

Wilmington Trust Company as GUC Trust Administrator

By:	/s/ Beth Andrews
Name:	Beth Andrews
Title:	Vice President

General Motors LLC

By:	/s/ Erinn D. De Porre
Name:	Erinn D. De Porre
Title:	Lead Counsel, Product Litigation

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